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                                                                EXHIBIT 23.1(A)

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 30, 1998, except for Note 11, as to which the date is August 25, 1998, with respect to the consolidated financial statements of United Rentals, Inc. included in the Joint Proxy Statement of United Rentals, Inc. and U.S. Rentals, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of United Rentals, Inc. for the registration of 29,620,913 shares of its common stock.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
September 9, 1998